Consent of Independent Registered Public Accounting Firm

Smith-Midland Corporation
Midland, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-124233 and 333-155920) of Smith-Midland Corporation of our report dated March 28, 2016, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP
Richmond, Virginia
March 28, 2016